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                                                                    Exhibit 10.4

                     ACCOUNTS RECEIVABLE FINANCING AGREEMENT

         This ACCOUNTS RECEIVABLE FINANCING AGREEMENT (the "Agreement") is entered into this 27th day of May, 2003 by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" (FAX 617-969-5965) ("Bank") and NAVISITE, INC., a Delaware corporation, CLEARBLUE TECHNOLOGIES MANAGEMENT, INC., a Delaware corporation, AVASTA, INC., a California corporation, CONXION CORPORATION, a California corporation, INTREPID ACQUISITION CORP., a Delaware corporation, each with its principal place of business at 400 Minuteman Road, Andover, Massachusetts 01810 (FAX ______________) (each are herein collectively, the "Borrower") and provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1.       DEFINITIONS. In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ACCOUNT BALANCE" is the aggregate outstanding Advances made hereunder.

         "ACCOUNT DEBTOR" is as defined in the Code and shall include, without limitation, any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker's acceptance.

         "ADJUSTMENTS" are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

         "ADVANCE" is defined in Section 2.2.

         "ADVANCE RATE" is eighty percent (80% ), net of Deferred Revenue and offsets related to each specific Account Debtor, or such other percentage as Bank establishes under Section 2.2.

         "APPLICABLE RATE" is a per annum rate equal to the "Prime Rate" plus four percent (4.0%).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "CLOSING DATE" is the date of the execution of this Agreement.

         "CODE" is the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws, Ch. 106), as may be amended and in effect from time to time.

         "COLLATERAL" is attached as EXHIBIT A, as each term listed thereon is defined in the Code.

         "COLLATERAL HANDLING FEE" is defined in Section 3.4.

         "COLLECTIONS" are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

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         "COMPLIANCE CERTIFICATE" is attached as EXHIBIT "B".

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "DEFERRED REVENUE" is all amounts received in advance of performance under contracts and not yet recognized as revenue.

         "EARLY TERMINATION FEE" is defined in Section 4.3.

         "EBITDA" means earnings before interest, taxes, depreciation and amortization in accordance with GAAP and excludes acquisition-related costs and one-time extraordinary charges.

         "EVENT OF DEFAULT" is defined in Section 9.

         "FACILITY AMOUNT" is Twelve Million Five Hundred Thousand Dollars ($12,500 ,000.00).

         "FACILITY FEE" is defined in Section 3.3.

         "FACILITY PERIOD" is the period beginning on this date and continuing until May 27, 2004, unless the period is terminated sooner (i) by Bank at any time with notice to Borrower after the occurrence of an Event of Default, (ii) by Borrower pursuant to Section 4.3, or (iii) upon an Event of Default.

         "FINANCE CHARGES" is defined in Section 3.2.

         "FINANCED RECEIVABLES" are all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds, including their proceeds (collectively "receivables"), which Bank finances and makes an Advance. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been finally paid.

         "FINANCED RECEIVABLE BALANCE" is the total outstanding amount, at any time, of all Financed Receivables.

         "GAAP" is generally accepted accounting principles as adopted by the Financial Accounting Standards Board.

         "GOOD FAITH DEPOSIT" is described in Section 3.8.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INELIGIBLE RECEIVABLE" is any accounts receivable:

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                  (a)      that is unpaid ninety (90) calendar days after the
                           invoice date; or

                  (b) that is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or Insolvency Proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; or

                  (c) for which there has been any breach of warranty or representation in Section 6 or any breach of any covenant in this Agreement; or

                  (d) for which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment, to the extent of such assertion.

         "INSOLVENCY PROCEEDING" are proceedings by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "INVOICE TRANSMITTAL" shows accounts receivable which Bank may finance and, for each receivable, includes the Account Debtor's, name, address, invoice amount, invoice date and invoice number and is signed by Borrower's authorized representative.

         "LOCKBOX" is described in Section 6.3(J).

         "MINIMUM FINANCE CHARGE" is a minimum monthly Finance Charge of $10,000.00 payable to the Bank.

         "OBLIGATIONS" are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Facility Fee, Early Termination Fee, Collateral Handling Fee, interest, fees, expenses, professional fees and attorneys' fees, or other amounts now or hereafter owing by Borrower to Bank.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

         (b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate;

         (c)      Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

         (e)      Indebtedness secured by Permitted Liens.

         "PERMITTED INVESTMENTS" are:

         (a) investments in short term United States government treasury bills, certificates of deposit, repurchase agreements, commercial paper and mutual funds or money market funds that invest substantially all of their assets in instruments described above in this definition;

         (b) travel and other advances to directors and employees of Borrower made in the ordinary course of business; and

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         (c)      investments in marketable securities listed on SCHEDULE B
                  hereto.

         "PERMITTED LIENS" are liens, claims, and encumbrances that:

         (a)      arise or exist pursuant to this Agreement;

         (b) exist on the date hereof and are listed on SCHEDULE A hereto and any renewals or extensions thereof, provided such liens secure the purchase money for specific equipment and such liens are limited solely to such specific equipment and the proceeds thereof;

         (c) In addition to the items listed on SCHEDULE A, capital leases or purchase money liens in the aggregate of $1,500,000.00 outstanding at any time (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the lien is confined to the property and improvements and the proceeds of the equipment;

         (d) are for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted;

         (e) are carriers', warehousemen's, mechanics', material men's, repairmen's, or other similar liens, claims, or encumbrances arising in the ordinary course of business which are not overdue for a period of more than ninety (90) days or which are being contested in good faith by appropriate proceedings diligently conducted;

         (f) are pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other Social Security legislation;

         (g) are deposits to secure the performance of bids, contracts and leases, statutory obligations, surety bonds, performance bonds, and other obligations similarly incurred in the ordinary course of business;

         (h) secure judgments for the payment of money not constituting an Event of Default or secure appeal or other surety bonds related to such judgments; and

         (i)      secure Permitted Indebtedness.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "Prime Rate," even if it is not Bank's lowest rate, except that at no time under this Agreement shall the Prime Rate be less than four and one-quarter percent (4.25%).

         "RECONCILIATION DAY" is the last calendar day of each month.

         "RECONCILIATION PERIOD" is each calendar month.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank, pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

         "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person.

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         2.       FINANCING OF ACCOUNTS RECEIVABLE.

                  2.1. REQUEST FOR ADVANCES. During the Facility Period, Borrower may offer accounts receivable to Bank and request that the Bank finance such accounts receivables, if there is not an Event of Default. Borrower will deliver an Invoice Transmittal for each accounts receivable it offers. Bank may rely on information on or with the Invoice Transmittal.

                  2.2. ACCEPTANCE OF ACCOUNTS RECEIVABLE. Bank is not obligated to finance any accounts receivable. Bank may approve any Account Debtor's credit before agreeing to finance any accounts receivable. When Bank agrees to finance a receivable, it will extend credit to Borrower in an amount up to the result of the Advance Rate multiplied by the face amount of the receivable (the "Advance"). Bank may, in its reasonable discretion, change the percentage of the Advance Rate for a particular receivable on a case by case basis. When Bank makes an Advance, the receivable becomes a "Financed Receivable." All representations and warranties in Section 6 must be true as of the date of the Invoice Transmittal and of the Advance and no Event of Default exists or would occur as a result of the Advance. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount. Although Bank's obligation to make an Advance is discretionary in each instance, Bank acknowledges that (subject to verifications and other terms and conditions provided herein with respect to Account Debtors generally), it is the usual practice of Bank to finance accounts receivable due and owing from those Account Debtors that are Fortune 1000 type companies.

         3. COLLECTIONS, FINANCE CHARGES, REMITTANCES AND FEES. The Obligations shall be subject to the following fees and Finance Charges. Fees and Finance Charges may, in Bank's discretion, be charged as an Advance, and shall thereafter accrue fees and Finance Charges as described below. Bank may, in its discretion, charge fees and Finance Charges to Borrower's deposit account maintained with Bank.

                  3.1. COLLECTIONS. Collections will be credited to the Financed Receivables Balance, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses. If Bank receives a payment for both a Financed Receivable and a non Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is not an Event of Default, the excess will be remitted to the Borrower, subject to Section 3.7.

                  3.2. FINANCE CHARGES. In computing Finance Charges on the Financed Receivables Balance, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. On each Reconciliation Day, Borrower will pay a finance charge (the "Finance Charge"), which is equal to the greater of (i) the Applicable Rate divided by 360 multiplied by the number of days in the Reconciliation Period multiplied by the outstanding average daily Financed Receivable Balance for that Reconciliation Period, or (ii) the Minimum Finance Charge.

                  3.3. FACILITY FEE. A fully earned, non-refundable facility fee of Eighty Thousand Dollars ($80,000.00 ) is due upon execution of this Agreement.

                  3.4. COLLATERAL HANDLING FEE. On each Reconciliation Day, Borrower will pay to Bank a collateral handling fee, equal to 0.25% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period. After an Event of Default, the Collateral Handling Fee will increase an additional 0.25% effective immediately before the Event of Default.

                  3.5. ACCOUNTING. After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Collateral Handling Fee and the Facility Fee. If Borrower does not object to the accounting in writing within thirty (30) days it is considered correct. All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

                  3.6. DEDUCTIONS. Bank may deduct fees, Finance Charges and other amounts due pursuant to this Agreement from any Advances made or Collections received by Bank.

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                  3.7. ACCOUNT COLLECTION SERVICES. All Borrower's receivables are to be paid to the same address/or party and Borrower and Bank must agree on such address. If Bank collects all receivables and there is not an Event of Default or an event that with notice or lapse of time will be an Event of Default, within three (3) days of receipt of those collections, Bank will give Borrower the receivables collections it receives for receivables other than Financed Receivables and/or amount in excess of the amount for which Bank has made an Advance to Borrower, less any amount due to Bank, such as the Finance Charge, the Facility Fee, other fees and expenses, or otherwise. This Section does not impose any affirmative duty on Bank to do any act other than to turn over amounts. All receivables and collections are Collateral and if an Event of Default occurs, Bank need not remit collections of Collateral and may apply them to the Obligations.

                  3.8. GOOD FAITH DEPOSIT. Borrower has paid to Bank a Good Faith Deposit of $20,000.00 to initiate Bank's due diligence review process. Any portion of the deposit not utilized to pay expenses will be applied to the Facility Fee.

         4.       REPAYMENT OF OBLIGATIONS.

                  4.1. REPAYMENT ON MATURITY. Borrower will repay each Advance on the earliest of: (a) payment of the Financed Receivable in respect which the Advance was made, (b) the Financed Receivable becomes an Ineligible Receivable,
(c) when any Adjustment is made to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable is not otherwise an Ineligible Receivable), or (d) the last day of the Facility Period (including any early termination). Each payment will also include all accrued Finance Charges on the Advance and all other amounts due hereunder.

                  4.2. REPAYMENT ON EVENT OF DEFAULT. When there is an Event of Default, Borrower will, if Bank demands (or, in an Event of Default under Section 9(B), immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank's option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, the Early Termination Fee, Collateral Handling Fee, attorneys and professional fees, court costs and expenses, and any other Obligations.

                  4.3. EARLY TERMINATION OF AGREEMENT. This Agreement may be terminated prior to the last day of the Facility Period as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Bank; or (ii) by Bank at any time with notice to Borrower after the occurrence of an Event of Default, effective immediately. If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Eighty Thousand Dollars ($80,000.00) (the "Early Termination Fee"). The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if: (i) Bank agrees to refinance and redocument this Agreement under another division of the Bank (in its sole and exclusive discretion) prior to the last day of the Facility Period, or (ii) Borrower terminates this Agreement within thirty (30) days of the Closing Date, as a result of the Bank's failure to finance invoices requested by Borrower, or (iii) Borrower terminates this Agreement as a result of Bank's failure to consent to a transaction pursuant to Section 6.4(D).

         5. POWER OF ATTORNEY. Borrower irrevocably appoints Bank and its successors and assigns it attorney-in-fact and authorizes Bank:

                  (I) during an Event of Default, to:

                                    (A) sell, assign, transfer, pledge,
                           compromise, or discharge all or any part of the Financed Receivables;

                                    (B) demand, collect, sue, and give releases
                           to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed

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                           Receivables, including filing a claim or voting a
                           claim in any bankruptcy case in Bank's or Borrower's name, as Bank chooses; and

                                    (C) prepare, file and sign Borrower's name
                           on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document in connection with exercising the Bank's rights as contemplated by this Agreement;

                  (II) regardless of whether there has been an Event of Default, to:

                                    (A) notify all Account Debtors to pay Bank
                           directly;

                                    (B) receive, open, and dispose of mail
                           addressed to Borrower;

                                    (C) endorse Borrower's name on check or
                           other instruments (to the extent necessary to pay amounts owed pursuant to this Agreement); and

                                    (D) execute on Borrower's behalf any
                           instruments, documents, financing statements to perfect Bank's interests in the Financed Receivables and Collateral and do all acts and things necessary to protect, preserve, and otherwise enforce the Bank's rights and remedies under this Agreement, as directed by the Bank.

         6.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  6.1. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants for each Financed Receivable at the time of submission:

                                    (A) Borrower is the owner with legal right
                           to sell, transfer and assign it;

                                    (B) The correct amount is on the Invoice
                           Transmittal and is not disputed;

                                    (C) Payment is not contingent on any
                           obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

                                    (D) It is based on an actual sale and
                           delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

                                    (E) There are no defenses, offsets,
                           counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

                                    (F) Borrower has not filed or had filed
                           against it Insolvency Proceedings and does not anticipate any filing;

                                    (G) Bank has the right to endorse and/ or
                           require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

                                    (H) No representation, warranty or other
                           statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact.

                  6.2. ADDITIONAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

                                    (A) Borrower is duly existing and in good
                           standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of

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                           this Agreement has been duly authorized, and does not
                           conflict with Borrower's organizational documents or constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

                                    (B) Borrower has good title to the
                           Collateral.

                                    (C) Except as listed on SCHEDULE C attached
                           hereto, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary of Borrower, in excess of $150,000 in the aggregate.

                                    (D) All consolidated financial statements
                           for Borrower and any Subsidiary of Borrower delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

                                    (E) Borrower is able to pay its debts
                           (including trade debts) as they mature.

                                    (F) No representation, warranty or other
                           statement of Borrower in this Agreement or any certificate or written statement given to Bank contains any untrue statement of a material fact.

                                    (G) To the best of Borrower's knowledge,
                           Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. To its knowledge, Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. To its knowledge, Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

         6.3.     AFFIRMATIVE COVENANTS. Borrower will do all of the following:

                                    (A) Maintain its corporate existence and
                           good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations.

                                    (B) Pay all its taxes including gross
                           payroll, withholding and sales taxes when due (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver satisfactory evidence of payment if requested.

                                    (C) Provide a written report within sixty
                           (60) days after the invoice date respecting any Financed Receivable (or as and when otherwise directed by the Bank), if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

                                    (D) Borrower shall deliver to Bank: (i) as
                           soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement, prepared under GAAP, consistently applied, covering Borrower's consolidated operations during the period, in a form and substance acceptable to Bank, certified by Borrower; and (ii) budgets, sales projections, operating plans or other financial information Bank reasonably requests in a form of presentation previously delivered by Borrower to Bank.

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                                    (E) Borrower shall keep its business and the
                           Collateral insured for risks and in amounts, as provided on the certificate of insurance delivered to the Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give
                           Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations.
                           Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $200,000.00, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section, and take any action under the policies Bank deems prudent.

                                    (F) Execute any further instruments and take
                           further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

                                    (G) Provide Bank with a Compliance
                           Certificate along with monthly and annual financial statements, or as requested by Bank.

                                    (H) Provide Bank with, as soon as available,
                           but no later than twenty (20) days following each Reconciliation Period an aged listing of accounts receivables and accounts payable, along with a Deferred Revenue report. All of the foregoing shall be in form and substance satisfactory to the Bank.

                                    (I) Immediately notify, transfer and deliver
                           to Bank all collections Borrower receives for Financed Receivables (and, as and when required hereunder, for all receivables).

                                    (J) Borrower shall direct each Account
                           Debtor (and each depository institution where proceeds of accounts receivable are on deposit) to make payments with respect to all receivables to a lockbox account established with the Bank ("Lockbox") or to wire transfer payments to a cash collateral account that Bank controls, as and when directed by the Bank from time to time, at its option and at the sole and exclusive discretion of the Bank. Until such Lockbox can be established, the Borrower shall remit all receivable cash payments and remittances to the Bank at least weekly (at the close of business on each Friday) along with a detailed cash receipts journal. It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within 45 days from the date of this Agreement.

                                    (K) Borrower will allow Bank to audit
                           Borrower's Collateral, including, but not limited to, Borrower's Accounts and accounts receivable, at Borrower's expense, no later than ninety (90) days after the execution of this Agreement and annually thereafter, upon reasonable notice and during Bank's normal business hours. Provided, however, if an Event of Default has occurred and is continuing, Bank may audit Borrower's Collateral, including, but not limited to, Borrower's Accounts and accounts receivable at Bank's sole and exclusive discretion and without notification and authorization from Borrower.

                                    (L) Borrower shall maintain, to be tested by
                           Bank on a quarterly basis: (i) an EBITDA no less than ($1,000,000.00) for the quarter ending July 31, 2003, and (ii) an EBITDA of at least $1.00 for the quarter ending October 31, 2003 and for each quarter thereafter.

                                    (M) Maintain (together with Borrower's
                           Subsidiaries) all of Borrower's and Borrower's Subsidiaries' primary operating, depository, investment and securities accounts with Bank (or Bank's affiliate with respect to securities accounts), which accounts shall represent at least 80% of the dollar value of the Borrower's and such Subsidiaries accounts at all financial institutions.

                  6.4. NEGATIVE COVENANTS. Borrower will not do any of the following without Bank's prior written consent which shall not be unreasonably withheld or delayed:

                                    (A) Assign, lease, transfer, sell or grant,
                           or permit any lien or security interest in the Collateral, except for transfers (i) of inventory or fixed assets in the ordinary course of business and
                           (ii) of worn-out or obsolete equipment, and (iii) Permitted Liens.

                                    (B) Create, incur, assume, or be liable for
                           any Indebtedness, except for Permitted Indebtedness and except as provided in 6.4(C) and (D) below.

                                    (C) Directly or indirectly enter into or
                           permit to exist any material transaction with any affiliate or Subsidiary of Borrower or make any distributions to any affiliate or Subsidiary, except for the repayment and re-borrowing of up to $3,000 ,000.00 with Atlantic Investors, LLC pursuant to a Loan and Security Agreement dated January 29, 2003 and pursuant to the terms of a certain Subordination Agreement between the Bank, the Borrower and Atlantic Investors, LLC, and transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated person, and except for those transactions listed and summarized on
                           EXHIBIT 6.4(c).

                                    (D) Merge or consolidate, or permit any of
                           its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. Notwithstanding the foregoing, Borrower, or any of its Subsidiaries may merge or consolidate with any other Person, provided that (i) such other Person is in the same, or a similar, line of business; (ii) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; and (iii) the Borrower is the surviving legal entity. In the event that the Bank's consent is required for any merger or consolidation hereunder, the Bank will respond promptly to any request for such consent, but no later than within seven (7) business days of being provided with a formal term sheet. After seven
                           (7) days the transaction will be deemed approved unless a written denial of consent is provided to Borrower.

                                    (E) Become an "investment company" or a
                           company controlled by an " investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so.

                                    (F) Relocate its principal executive office
                           or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its state of formation, or (iii) change its organizational structure except for mergers, acquisitions and consolidations with affiliates, provided that the Borrower is the surviving legal entity or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its state of formation.

                                    (G) Keep any Collateral in the possession of
                           any third party bailee (such as at a warehouse), except for back-up tapes stored with any third party bailee in the ordinary course of business. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any Collateral to such a bailee, then Borrower shall receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

                                    (H) Create, incur, or allow any lien on any
                           of its property, other than Permitted Liens, assign or convey any right to receive income, including the sale of any Accounts, or permit any Collateral not to be subject to the first priority security interest granted herein.

                                    (I) Except as provided in Section 6.4 (C)
                           and (D) above, directly or indirectly acquire or own any Person, or make any investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

                                    (J) Make or permit any payment on any
                           Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

         7. ADJUSTMENTS. If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like on a Financed Receivable (an "Adjustment") or if Borrower breaches any of the representations, warranties or covenants set forth in Section 6, Borrower will promptly advise Bank.

         8. SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under this Agreement. Any security interest shall be a first priority security interest in the Collateral. The Collateral may also be subject to Permitted Liens. Bank may place a "hold" on any deposit account pledged as Collateral. Except as disclosed to Bank on SCHEDULE 8, Borrower is not a party to, nor is bound by, any material license or other material agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior consent from Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such reasonable steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

                  Borrower agrees that any disposition of the Collateral in violation of this Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Massachusetts Uniform Commercial Code. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. Upon repayment of all Obligations and the termination of Bank's commitment to finance receivables hereunder, Bank shall promptly deliver to Borrower all appropriate termination statements and releases to evidence the termination of the Agreement and the security interest granted herein. If Borrower shall at any time during the term of this Agreement, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

         9. EVENTS OF DEFAULT. Any one or more of the following is an Event of Default.

                                    (A) Borrower fails to pay any amount owed
                           to Bank when due under this Agreement;

                                    (B) Borrower files, or has filed against it,
                           any Insolvency Proceedings or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets, and, to the extent such filing is in connection with proceedings by or against any person under the United States Bankruptcy Code or any other bankruptcy law, is not removed or dismissed within ten (10 business days;

                                    (C) Borrower becomes insolvent or is
                           generally not paying its debts as they become due;

                                    (D) Any involuntary lien, garnishment,
                           attachment (other than Permitted Liens) attaches to the Financed Receivables or any Collateral or the service of process upon Bank seeking to attach, by mesne or trustee process any funds of Borrower on deposit with Bank;

                                    (E) Borrower breaches any material covenant,
                           agreement, warranty, or representation set forth in this Agreement and such breach is not cured within ten(10) days of the occurrence thereof;

                                    (F) A judgment or judgments for the payment
                           of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of twenty-five (25) days;

                                    (G) Borrower is in default under any
                           document, instrument or agreement evidencing any debt, obligation or liability in favor of Bank its affiliates, or vendors in excess of $250,000 in the aggregate, regardless of whether the debt, obligation or liability is direct or indirect, primary or secondary, or fixed or contingent;

                                    (H) An event of default occurs under any
                           guaranty of the Obligations or any material provision of any such guaranty is not valid or enforceable or such guaranty is repudiated or terminated;

                                    (I) A material default or Event of Default
                           occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank;

                                    (J) Any creditor of Borrower that has signed
                           a subordination agreement with Bank breaches any terms of the subordination agreement; or

                                    (K) Any of the following occurs: (i) a
                           material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral; or (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower occurs; or
                           (iii) a material impairment of the ability of Borrower to repay any portion of the Obligations; or
                           (iv) Bank determines, based upon information provided by Borrower and in its reasonable judgment, that there is a substantial likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6.3 during the next succeeding financial reporting period.

         10.      REMEDIES.

                  10.1. REMEDIES UPON DEFAULT. When an Event of Default occurs, (1) Bank may stop financing receivables or extending credit to Borrower;
(2) at Bank's option and on demand, all or a portion of the Obligations (or, for an Event of Default described in Section 9(B), automatically and without demand) are due and payable in full; (3) the Bank may apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower; (4) Bank may exercise all rights and remedies under this Agreement and applicable law, including those of a secured party under the Code, power of attorney rights in Section 5 for the Collateral, and the right to ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and Collateral in any commercial manner; and (5) Bank may make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies. Borrower agrees that any notice of sale required to be given to Borrower is deemed given if at least ten (10) days before the sale may be held.

                  10.2. DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

                  10.3. DEFAULT RATE. After the occurrence of an Event of Default, all Obligations shall accrue interest at the Applicable Rate plus three percent (3.0%) per annum.

         11. FEES, COSTS AND EXPENSES. The Borrower will pay on demand all fees, costs and expenses (including attorneys' and professionals fees with costs and expenses) that Bank incurs from: (a) preparing, negotiating, and enforcing this Agreement or related agreement, including any amendments, waivers or consents, (b) any litigation or dispute except as provided in Section 14.2, below, relating to the Financed Receivables, the Collateral, this Agreement or any other agreement, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables or other Collateral, (e) collecting the Financed Receivables and the Obligations, and (f) any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, the Collateral, any Account Debtor.

         12. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. This Agreement shall be construed, governed, and enforced pursuant to the laws (without regard to conflict of law principles) of The Commonwealth of Massachusetts. Borrower and Bank each submits to the exclusive jurisdiction of the State and Federal courts in Suffolk County, Massachusetts.

         BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         13. NOTICES. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses listed at the beginning of this Agreement. A party may change notice address by written notice to the other party.

         14.      GENERAL PROVISIONS.

                  14.1. SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank may, without the consent of or notice to Borrower, sell, transfer, or grant participation in any part of Bank's obligations, rights or benefits under this Agreement, provided such successor or assignee is a financial institution.

                  14.2. INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Bank from or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                  14.3. RIGHT OF SET-OFF. Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING
ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                  14.4. TIME OF ESSENCE. Time is of the essence for performance of all obligations in this Agreement.

                  14.5. APPLICATION OF FUNDS. Borrower agrees that any disposition of the Collateral in violation of this Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

                  14.6. SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

                  14.7. AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

                  14.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

                  14.9. REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, or any other documents, instruments and agreement by and between Borrower and Bank are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

                  14.10. SURVIVAL. All covenants, representations and warranties made in this Agreement continue in force while any Financed Receivable amount remains outstanding. Borrower's indemnification obligations survive until all statutes of limitations for actions that may be brought against Bank have run.

                  14.11. CONFIDENTIALITY. Bank will use the same degree of care handling Borrower's confidential information that it uses for its own confidential information and in no less than all reasonable efforts, but may disclose information; (i) to its subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as it considers appropriate exercising the remedies under this Agreement. Confidential information does not include information that is either:
(a) in the public domain or in Bank's possession when disclosed, or becomes part of the public domain after disclosure to Bank through no act or omission by Bank or its employees representatives or agents; or (b) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

                  14.12. BORROWER LIABILITY. Any Borrower may request Advances hereunder. Each Borrower hereby appoints the others as such Borrower's agent for all purposes hereunder, except with respect to requesting Advances hereunder. Each Borrower hereunder shall be obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances.

                  14.13. SUBROGATION AND SIMILAR RIGHTS. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably subordinates all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrowers with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall not be enforced while this Agreement is in force. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

                  14.14. ACCOUNTING AND OTHER TERMS. Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any document executed in connection herewith. All terms contained in this Agreement, unless otherwise indicated or defined herein, shall have the meanings provided by the Code, to the extent such terms are defined there in.

                  14.15. OTHER AGREEMENTS. This Agreement may not adversely affect Banks rights under any other document or agreement. If there is a conflict between this Agreement and any agreement between Borrower and Bank, Bank may determine in its sole discretion which provision applies. Borrower acknowledges that any security agreements, liens and /or security interests securing payment of Borrower's Obligations also secure Borrower's Obligations under this Agreement and are not adversely affected by this Agreement.

         EXECUTED under seal as of the date first written above.

"BORROWER"

NAVISITE, INC.

By /s/ Jim Pluntze
  -------------------------------------

Title Chief Financial Officer
     ----------------------------------

CLEARBLUE TECHNOLOGIES MANAGEMENT, INC.

By /s/ Jim Pluntze
  -------------------------------------

Title Chief Financial Officer
     ----------------------------------

AVASTA, INC.

By /s/ Jim Pluntze
  -------------------------------------

Title Chief Financial Officer
     ----------------------------------

CONXION CORPORATION

By /s/ Jim Pluntze
  -------------------------------------

Title Chief Financial Officer
     ----------------------------------

INTREPID ACQUISITION CORP.

By /s/ Jim Pluntze
  -------------------------------------

Title Chief Financial Officer
     ----------------------------------

"BANK"

SILICON VALLEY BANK

By /s/ David Reich
  -------------------------------------

Title Vice President
     ----------------------------------

                                   EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

                  All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

                  Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

                  All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                   EXHIBIT "B"

                                     (LOGO)

                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                             Compliance Certificate

I, as authorized officer of NAVISITE, INC. ("Borrower") certify under the Accounts Receivable Financing Agreement (the "Agreement") between Borrower and Silicon Valley Bank ("Bank") as follows.

BORROWER REPRESENTS AND WARRANTS FOR EACH FINANCED RECEIVABLE:

         It is the owner with legal right to sell, transfer and assign it;

         The correct amount is on the Invoice Transmittal and is not disputed;

         Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

         It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

         There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

         It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

         It has not filed or had filed against it proceedings and does not anticipate any filing;

         Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

         No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

         ADDITIONALLY, BORROWER REPRESENTS AND WARRANTS AS FOLLOWS:

         Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

         Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the

Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

         All representations and warranties in the Agreement are true and correct in all material respects on this date.

Sincerely,

_______________________________________

SIGNATURE

_______________________________________
TITLE

_______________________________________
DATE